EXHIBIT 10.10

            SECOND AMENDMENT TO LEASE AGREEMENT
            -----------------------------------

     This SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment") is made this 1st day of January 1997, by and between BRICKELL
EQUITIES CORPORATION, LTD. ("Landlord"), and CAPITAL BANK
("Tenant").
                    W I T N E S S E T H:
                    - - - - - - - - - -

     WHEREAS, Landlord's predecessor, AmeriSwiss Associates ("AmeriSwiss"), and Tenant entered into a certain Lease Agreement dated October 23, 1986, as amended by a certain Rider to Lease between AmeriSwiss and Tenant, and as further amended by two Settlement Agreements, each dated June 30, 1989, among AmeriSwiss, Tenant and Adler Group, Inc. (collectively, the "Settlement Agreements"), and as further amended by a certain First Amendment dated December 6, 1993 between Landlord and Tenant (said Lease, as so amended, is referred to herein as the "Lease") for certain premises more particularly described in the Lease (the "Existing Premises") consisting of a portion of the lobby, a portion of the 11th floor and all of the 2nd, 3rd, 4th, 6th and 12th floors of the office building located at 1221 Brickell Avenue, Miami, for a term expiring February 14, 1999 with respect to the portion of the 11th floor, and August 31, 1997 with respect to the remainder of the Existing Space; and

     WHEREAS, Tenant desires to surrender to Landlord the space leased on the 3rd and 4th floors and a portion of the 11th floor of the Building (the "Surrendered Space") on or prior to the Surrender Date (as hereinafter defined);

     WHEREAS, Landlord and Tenant also desire to extend the Term of the Lease and modify the Lease upon the terms and conditions set forth in this Second Amendment.

     NOW, THEREFORE, in consideration of the sum of TEN and NO/100 DOLLARS ($10.00) paid by Tenant to Landlord, the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

     1. RECITALS. The foregoing recitals are true and correct and are hereby incorporated by this reference as if set forth in their entirety.

     2. DEFINED TERMS. Capitalized terms in this Second Amendment shall have the same meaning as such terms have in the Lease, unless otherwise defined in this Second Amendment.
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     3.  THE NEW PREMISES.

         A. Commencing on January 1, 1997 (the "New Premises Commencement Date"), the Leased Premises shall consist of a portion of the lobby, the 2nd, 6th and 12th floors, and a portion of the 11th floor of the Building, all as more particularly set forth on Exhibit A annexed hereto (collectively, the "New Premises"). Landlord and Tenant have agreed that the New Premises consists of 45,257 square feet of Rentable Area (including 5,392 square feet of Rentable Area in the lobby) and that the same shall not be subject to further measurement.

         B. All accrued and unpaid Base Rent and Additional Rent with respect to the Existing Premises shall be apportioned and paid as of the New Premises Commencement Date.

         C. Tenant shall surrender the Surrendered Space to Landlord on the Surrender Date (as hereinafter defined) in accordance with Article 34 of the Lease. The term "Surrender Date" shall mean: (i) July 31, 1997, with respect to the 3rd floor; (ii) May 31, 1997, with respect to the 4th floor; and (iii) June 30, 1997, with respect to the 11th floor. From and after the New Premises Commencement Date, no Rent shall be charged for the Surrendered Space; provided, however, that in the event Tenant fails to surrender to Landlord the Surrendered Space in accordance with this subparagraph C, the term "Rent" for purposes of said
Article 34 shall be deemed to mean an annual rate of $27.10 per square foot of Rentable Area of the Surrendered Space occupied by Tenant after the Surrender Date.

     4.  EXTENSION OF TERM OF LEASE.

         The Term of the Lease is extended to expire on December 31, 2001 (the "Expiration Date"), unless sooner terminated in accordance with the provisions of the Lease. Except as expressly set forth in this Second Amendment, all terms, conditions, covenants and agreements set forth in the Lease shall be applicable to Tenant's occupancy of the Premises during the Term, as extended hereby, and such terms, conditions, covenants and agreements are expressly incorporated herein by this reference.

     5.  BUILD-OUT OF THE NEW PREMISES.

         Upon execution of this Second Amendment by Landlord and Tenant, Tenant shall build-out, improve or refurbish the New Premises at Tenant's expense (subject to Tenant's Allowance as defined in the Workletter annexed hereto as Exhibit B and incorporated herein by reference), in accordance with the terms and conditions of the Workletter. Article 3 of the Lease and Exhibit
B to the lease (including the Construction Contract) are hereby

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deleted in their entirety.  Notwithstanding the foregoing Tenant agrees, at Tenant's expense, to perform any additional work which may be required at any time during Tenant's occupancy of New Premises by any authority having jurisdiction over the New Premises with respect to American's with Disabilities Act and the Florida Accessability Act as a result of any alteration or improvement made by Tenant or at the request of Tenant to the new Premises. Tenant further agrees to indemnify and hold Landlord harmless from and against any liability, cost, damage or expenses (including but not limited to reasonable attorney fees) incurred by Landlord as a result of Tenant's breech of the immediately preceding sentence.

     6. BASE RENT. Commencing on the New Premises Commencement Date and continuing throughout the Lease Term, Tenant shall pay Base Rent for the New Premises at the rate of $649,532.80 per annum ($54,127.73 per month) plus applicable sales tax with respect to the 2nd, 6th and 11th floors, and $446,705.70 per annum ($37,225.48 per month) plus applicable sales tax with respect to the 12th floor (it being understood that no Base Rent shall be charged for the Lobby Space during the Term except as provided in paragraph 12 hereof). Base Rent shall be payable at the times and in the manner and subject to the provisions of Article 4 of the Lease except that (i) the first paragraph of said Article 4 shall not apply and (ii) there shall be no abatement of Base Rent.

     7. ADDITIONAL RENT. From and after the New Premises Commencement Date, Tenant shall pay Additional Rent on the New Premises in accordance with and as calculated in Paragraph 5 of the Lease, except that (i) the Base Year shall be calendar year 1997; and (ii) Tenant's Proportionate Share shall be 10.0823%. Tenant shall also pay to Landlord annually commencing on the New Premises Commencement Date as Additional Rent, in lieu of Base Rent, for the Lobby Space an amount ("Tenant's Lobby Share") equal to Landlord's estimate of Operating Expenses and Real Estate Taxes for the Lobby Space for the then calendar year (Landlord's estimate of Operating Expenses and Real Estate Taxes for the Lobby Space for calendar year 1997 is $56,616 per annum ($4,718 per month)). Tenant's Lobby Share shall be adjusted after the end of each year upon determination of the actual Operating Expenses and Real Estate Taxes, in the same manner as Tenant's Proportionate Share is adjusted).

     8.  USE.  Supplementing Article 8 of the Lease, the term
"banking" for purposes of the lobby area shall be shall be deemed to refer only to those activities customarily conducted by a retail branch facility of a Florida chartered bank.

     9. SUBORDINATION. Supplementing Articles 19 and 20 of the Lease, Landlord and Tenant acknowledge that the Building is presently encumbered by a mortgage held by the Gotthard Bank, and the partied agree to execute and deliver the Subordination,
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Non-Disturbance and Attornment Agreement annexed hereto as Exhibit
C and Landlord agrees to cause Landlord's mortgagee to execute and deliver the same.

     10. PARKING. On and after the New Premises Commencement Date, the number of parking spaces allotted in the Parking Facility as provided in Article 17 of the Lease shall be a total of one hundred and ten (110). All other terms and provisions of Article 17 of the Lease shall continue to apply after the date hereof.

     11. MODIFICATIONS. Landlord and Tenant agree that the Lease is hereby modified as follows:

          A. The provisions of paragraphs 1 and 5 of the Rider to Lease shall not apply to the New Premises from and after the New Premises Commencement Date and that paragraph 2 of the Rider shall be deleted in its entirety and the following language shall be substituted in lieu thereof:

          B.  Restrictions on Other Tenants and Other Uses:

              Landlord shall not lease any portion of the lobby space of the Building to any banking facility other than that of Tenant, nor shall any automated teller facility or night depository be permitted on the lobby floor other than that of Tenant. In addition, other than Tenant no "commercial banking institution" (i.e. any financial institution that is allowed to take domestic deposits) whatsoever shall be permitted to occupy any portion of the Building except for Delta National Bank and Trust Company of Florida ("Delta"). With respect to Delta, Landlord represents to Tenant that Delta's lease prohibits Delta from operating teller facilities in the Building except for than one (1) "courtesy teller" within its premises and Landlord agrees to enforce such restriction.

          C. In addition, Landlord and Tenant agree that the Settlement Agreements shall not apply to the New Premises from and after the New Premises Commencement Date.

     12.  RENEWAL OPTION.

          A. Tenant shall have the right to extend the Term of this Lease for one (1) period of five (5) years (hereinafter called the "Extended Term"), provided Tenant shall notify Landlord in writing not less than nine (9) months prior to the Expiration Date that Tenant elects to extend the term of this Lease and provided further that if Tenant is in default (after the expiration of any applicable grace period) on the date of giving the option notice the option notice shall be ineffective or if Tenant is in default (after the expiration of any applicable grace period) on the date the Extended Term is to commence, the Extended Term shall not
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commence, and this Lease shall expire at the end of the then current term. If the lease term is extended as aforesaid this Lease, as extended, shall be upon the same terms, covenants and conditions as are set forth therein except that: (i) Base Rent shall be payable at the rate set forth in paragraph B below plus applicable sales tax; (ii) the Base Year during the Extended Term shall be calendar year 2002; (iii) Landlord shall have no obligation to contribute to or make or pay for any alterations or improvements to the Premises; (iv) Tenant shall have no further option to renew or extend the term; and (v) Tenant's Lobby Share shall be payable during the Extended Term. Failure to comply with the provisions of this Paragraph A shall be deemed a complete waiver of the option set forth herein.

          B. BASE RENT. Tenant shall pay Base Rent during the Extended Term as follows: (i) Base Rent for first Lease Year (as hereinafter defined) of the Extended Term shall be payable at the rate of $1,324,872.50 per annum ($110,406.04 per month) and (ii)
Base Rent for each of the second, third, fourth and fifth Lease Years of the Extended Term shall be payable by Tenant at an annual rate equal to the Base Rent in effect for the immediately preceding Lease Year, increased by 30% of the Annual CPI Percentage Increase (as hereinafter defined).

          In computing the annual increase for any Lease Year, the full Base Rent for the previous Lease Year shall be used, notwithstanding any abatements, concessions or reductions provided for in the Lease or otherwise applicable during such Lease Year.

          For purposes of this Lease, the term "Lease Year" shall mean each twelve (12) month period falling wholly or partly within the Extended Term and commencing on the first day of the Extended
Term or any anniversary of said date.

          For purposes of this Lease, the term "Annual CPI Percentage Increase" shall mean the increase, if any, expressed as a percentage, in the Consumer Price Index for the month of November immediately preceding each Lease Year over the Consumer Price Index for the previous November. As used herein "The Consumer Price Index" shall mean and refer to The Consumer Price Index for all Urban Consumers, Miami - Ft. Lauderdale, Fla., All Items, (1982-4=100)", issued by the Bureau of Labor Statistics of the United States Department of Labor or the generally accepted successor thereto should such publication be discontinued.

          C. The foregoing option to extend the Term of this Lease shall apply to all of the New Premises leased by Tenant in the Building (it being understood that Tenant shall not have the option

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to extend the term of this Lease with respect to less than the total Rentable Area of the New Premises then leased by Tenant in the Building.

     13.  BROKERS.

          A. Tenant represents and warrants that it has dealt only with Landlord's agent, AFA Real Estate Services, Inc. (the "Broker") and Tenant's consultant, The Amend Group, in negotiating and executing this Second Amendment. Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses (including reasonable attorneys' fees before trial, at trial and on appeal) or liability for any compensation, commissions, or charges claimed by the Amend Group or any other broker, agent or consultant other than Broker with respect to this Second Amendment or the negotiation thereof.

          B. At any time after the Commencement Date, Landlord shall, upon Tenant's written request, reimburse Tenant for up to $82,341.56 of the fees paid by Tenant to The Amend Group with respect to this Second Amendment. In addition, in the event Tenant elects to extend the Term upon the terms and conditions set forth herein, Landlord shall, upon Tenant's written request (given at any time after Landlord receives the first monthly installment of Base Rent due during the Renewal Term), reimburse to Tenant up to $116,347.51 of the fees paid by Tenant to The Amend Group with respect to this Second Amendment.

     14.  CANCELLATION OPTION.

          Provided Tenant shall keep, observe and perform all of the terms, covenants and conditions of this Lease on Tenant's part to be kept, observed and performed, Tenant shall have the right to cancel this Lease at any time after the New Premises Commencement Date and prior to the Expiration Date, provided Tenant shall notify Landlord in writing not less than six (6) months prior to the date set forth in said notice as the effective date of cancellation (the "Cancellation Date") that Tenant irrevocably elects to cancel this Lease as of the Cancellation Date; provided, however, that: (i) together with the delivery of such notice, Tenant shall pay to Landlord a cancellation fee, in immediately available funds, in the amount set forth on EXHIBIT D annexed hereto; (ii) if requested Tenant shall execute a termination agreement in a form reasonably acceptable to Landlord; (iii) all Base Rent and Additional Rent shall be apportioned and paid as of the Cancellation Date; (iv) Tenant shall pay all sales taxes applicable to the cancellation; and (v) the New Premises will be surrendered on or before the Cancellation Date in the condition required by the Lease. The obligations set forth in this paragraph 15 shall survive the cancellation of the Lease. The provisions of this paragraph 16 shall not be applicable during the Extended Renewal Term.
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     15.  RATIFICATION.  In the event of any conflict or ambiguity between this Second Amendment and the Lease, this Second Amendment shall control. The parties hereby ratify and confirm their rights and obligations under the Lease as modified by this Second Amendment. Landlord and Tenant each represent and warrant to the other (i) that the execution and delivery of the Second Amendment has been fully authorized by all necessary corporate action, (ii) that this document is valid, binding and legally enforceable in accordance with its terms.

     IN WITNESS WHEREOF, Landlord and Tenant have each executed this Second Amendment as of the day and year first above written.


WITNESSES:                         LANDLORD:

                                   BRICKELL EQUITIES CORPORATION,
                                   LTD.

/s/ Vivian Gonzalez                /s/ Amos Kaminski
-----------------------------      ------------------------------
Name: Vivian Gonzalez              Name:  Amos Kaminski
                                   Title: Vice President

    Jenny Metzler
-----------------------------      ------------------------------
Name: Jenny Metzler


WITNESSES:                         TENANT:

                                   CAPITAL BANK

/s/ Jacky Portal                   /s/ Charles Boyce
-----------------------------      ------------------------------
Name: Jacky Portal                 Name:  Charles Boyce
                                   Title: Executive Vice President


/s/ M. Beatrice Pucci
-----------------------------
Name: M. Beatrice Pucci





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